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                                                                   Exhibit 10(a)

             [CANADA LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]


                                 April 26, 2001


Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 1
330 University Avenue
Toronto, Canada M5G 1R8

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 17 under the Securities Act of 1933 and Post-Effective Amendment No. 20 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-28889) filed by Canada Life Insurance Company of America and Canada Life of America Variable Annuity Account 1 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                          Sincerely,

                          /s/   Craig Edwards
                          -----------------------------
                          Craig Edwards
                          Chief Legal Counsel, U.S. Division